Exhibit 4.4

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 1.08 OF THE SUPPLEMENTAL INDENTURE TO THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1.08 OF THE SUPPLEMENTAL INDENTURE TO THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

NO. 1	CUSIP NO. 524901 600

LEGG MASON, INC.

5.45% JUNIOR SUBORDINATED NOTE DUE 2056

Initial Principal Amount:	$500,000,000

Regular Record Date:	With respect to each Interest Payment Date, the close of business (i) on the Business Day immediately preceding such Interest Payment Date if any Notes are issuable in the form of one or more Global Securities or (ii) on the 15th calendar day preceding such Interest Payment Date if no Notes are issuable in the form of one or more Global Securities (whether or not a Business Day)

Original Issue Date:	August 8, 2016

Stated Maturity:	September 15, 2056

Interest Payment Dates:	March 15, June 15, September 15 and December 15

Interest Rate:	5.45% per annum

Authorized Denomination:	$25.00

Legg Mason, Inc., a Maryland corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or such other amount as indicated on the Schedule of Exchanges of Note attached hereto on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on December 15, 2016 and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to

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be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

The Company may, at its option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes during an Optional Deferral Period in accordance with Section 1.04 of the Supplemental Indenture referred to on the reverse hereof.

Payment of the principal of and interest (including Additional Interest) due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes (including Additional Interest) shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) (including Additional Interest) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

The indebtedness evidenced by this Note, including the principal hereof and interest hereon, is, to the extent provided in the Indenture, subordinate and junior in right of payment and upon liquidation to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

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REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

LEGG MASON, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the “Notes”), issued and issuable in one or more series under a Junior Subordinated Note Indenture, dated as of March 14, 2016, between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented from time to time, including pursuant to the Second Supplemental Indenture thereto, dated as of August 8, 2016 (the “Supplemental Indenture” and, such Junior Subordinated Note Indenture as so supplemented, the “Indenture”), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

This Note is one of the series designated on the face hereof as 5.45% Junior Subordinated Notes due 2056 (the “Notes”) which series is unlimited in principal amount. The Indenture limits the original aggregate principal amount of the Notes to $500,000,000, but additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such additional Notes will form a single series of Junior Subordinated Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes will not have a sinking fund.

The Notes will be subject to redemption at the option of the Company during the time periods and at the Redemption Prices specified in Section 1.06 of the Supplemental Indenture.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and, subject to the Company’s option to defer interest payments in accordance with Section 1.04 of the Supplemental Indenture, interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

The Company and, by acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Note constitute indebtedness and that each Holder hereof and any person acquiring a beneficial interest herein will treat the Notes as indebtedness for United States federal, state and local tax purposes.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

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SCHEDULE OF EXCHANGES OF NOTE

The following exchanges of a part of this Global Security for individual Notes or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered other than to and in the name of the registered holder.

Fill in for registration of Notes if to be delivered other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number